UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July1, 2008

SAVI MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27727	91-1766174

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12707 High Bluff Drive, Suite 200 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (858) 350-4207

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Savi Media Group, Inc. ("SVMI"), is announcing recent progress on its R&D efforts.  Savi Media Group, Inc. (SVMI.PK) CEO Serge Monros is issuing this update on the most recent developments with the DynoValve.  We are extremely pleased to issue this update and report on several milestones we have achieved over the last few months regarding the DynoValve.  The company has been continuing its development and beta testing processes of the DynoValve and has completed over 30 installations in the last three months.  The device has been installed on a variety of vehicles including; passenger vehicles both new and used, light duty trucks, motor homes, fleet trucks, recreational watercraft and off-road vehicles.  During this process, product design improvements including firmware changes to the controller and resolving connectivity issues have been made to enable the product to be installed on virtually all passenger vehicles sold in the U.S.

In addition, due to the product design improvements, all our preliminary test results have been positive. The test results continue to confirm the gas savings and emission reduction capabilities of the DynoValve.  Fuel economy improvements typically have ranged from no less than 10% and in many cases 50% or more.  At the same time beta tests on emissions reductions have been as much as 50%.  As an example, a 2005 Corvette was tested in June 2008 and resulted in an increase from 18.5 to 24.5 miles per gallon. In addition, a 1965 Chevelle showed an increase from 7 to 17 miles per gallon after installation of the DynoValve.

We are very excited about our design improvements and preliminary test results.  We are beginning pilot programs with a variety of fleet owners over the next few weeks.  As an example, one of the fleet owners has scheduled to test 10 vehicles from their fleet of 5,000 vehicles with an expectation to purchase units upon successful completion of their testing period of 30 days.  We are contracting a consultant, who has successfully provided bridge loans and venture capital for other companies, in order to raise additional capital to launch the DynoValve and to be prepared to fulfill anticipated product orders upon completion of the fleet pilot programs.

If you are interested in participating in our beta testing of small fleets, please call 714-906-3978 or e-mail cleanair@savi.tv for further information.

FORWARD-LOOKING STATEMENTS
This report may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or development that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company's actual results to differ materially from those implied or expressed by the forward-looking statements. The Company assumes no duty whatsoever to update these forward-looking statements or to conform them to future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 1, 2008	Savi Media Group, Inc.

By: /s/ Serge Monros
Serge Monros
Chairman, CEO and CTO